REGISTRY OF COMMERCE OF THE CANTON OF FRIBOURG

REGISTRY EXTRACT
Extract with possible deletions	Report of September 17, 2008
Ref. No. 02350/2008
Fed. No. CH-217-3540398-2

INTER PARFUMS (SWITZERLAND) Sarl

Registered on June 18, 2008

Limited Liability Company

Ref:	Company Name
1	INTER PARFUMS (SWITZERLAND) Sarl
Corporate Headquarters
1	Fribourg
Address
1	Boulevard de Pérolles 21, c/o Tax Alliance SA, 1700 Fribourg
Date of the Statutes
1	09/08/2008
Purpose, Observations
1 1 1

Purpose

Acquisition, management and exploitation of intangible property, including patents, trademarks, manufacturing processes, know-how, as well as the management and operation of licensing of intangible property (see statutes for the complete purpose).

Ancillary services, preferential, pre-purchase or purchase rights: According to the Statutes.

According to the Financial Statement dated 06/16/2008, the corporation is not subject to regular monitoring and relinquished limited supervision.

Conversions (LFus)
1	The corporation was converted into a limited liability company in accordance with the conversion project dated 09/04/2008, and the balance sheet of 08/28/2008, presenting assets of CHF 55,880,120.10 and third party liabilities of CHF 85,478.75, with net assets of CHF 55,794,641.35, the sole shareholder holding 27,450 corporate shares of CHF 1,000.00 each.
Publication Agency
1 1	Communication with associates: in writing or by email FOSC

Ref:	Social Capital
	Nominal	Paid In
	CHF 27,450,000	CHF 27,450,000
In-kind contributions, recovery of goods, offset indebtedness, profit on holdings, paid in part, resp., suppl. vers.
1

In-kind contributions

In accordance with the Contract dated 06/04/2008, INTER PARFUMS, a joint-stock company (F) in Paris, contributed to the company the brands LANVIN with a value of EUR 34,712,000.00, accepted for the price of CHF 54,900,000.00, and the amount of CHF 27,450,000.00 paid by the release of capital stock. In return, 27,450 nominative shares with a value of CHF 1'000.00 each, were given to the contributor.

Ref:			Shareholders, managers, and persons having the power to sign
Reg.	Mod.	Rad.	First and Last Name, Origin, Domicile, Capital Share	Functions	Signature

Ref:			Shareholders, managers, and persons having the power to sign
Reg.	Mod.	Rad.	First and Last Name, Origin, Domicile, Capital Share	Functions	Signature
1 1 1			INTER PARFUMS, joint-stock company in Paris (F), 27,450 shares with a value of CHF 1,000.00 each Benacin Philippe, INTER PARFUMS, in Paris (F), Rubeli Guy-Philippe, of Gampelen, in Gy	Shareholder Managing President Director	(no signature) Individual Signature Individual Signature

Ref:	JOURNAL		FOSC PUBLICATION		Ref:	JOURNAL		FOSC PUBLICATION
0	Number	Date	Date	Page/Id		Number	Date	Date	Page/Id
		Deferred			1	3688	09/18/2008	09/24/2008	7/4663490

Fribourg, on September 25, 2008

Certified extract
2 Pages
Fribourg, on

September 25, 2008
The Employee
P-A JENNY
(Illegible Signature)

End of Extract

Only a certified extract, signed and stamped with the Seal of the Registry, has a legal value.

(Text in Seal on front page and this page: REGISTRY OF COMMERCE OF FRIBOURG)

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